Exhibit 5.1

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated April 23, 2026, relating to the consolidated financial statements, and financial statement schedules of Scorpio Gold Corporation.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

July 8, 2026